Exhibit 99.1

National Bank Holdings Corporation Announces
Retirement of Kathryn Hinderhofer and Management Transition

GREENWOOD VILLAGE, Colo., - November 27, 2013 - National Bank Holdings Corporation (NYSE: NBHC) announced today that Kathryn M. Hinderhofer, the Company’s Chief of Integration, Technology & Operations, is retiring as of December 31, 2013. Ms. Hinderhofer will continue to serve as a consultant to the Company on an as-needed basis during 2014 to assist with the transition of her current responsibilities and advise on integrations associated with any future acquisitions by the Company.

G. Timothy Laney, President and Chief Executive Officer of the Company, said, “As a founding executive, Kathy has made a tremendous impact on the growth and success of our company. We are grateful for the numerous contributions she has made during her tenure, in particular her leadership through the integration of our four acquisitions to date, as well as the establishment of a solid infrastructure that will carry us forward as we continue to grow.”

“My opportunity to help build our company over the past several years has been rewarding and a great source of pride,” said Ms. Hinderhofer. “We have put in place a strong technology and operations team and have created a solid platform that will support our continued growth. I remain committed to the future success of our company and look forward to supporting National Bank Holdings in my new role.”

In conjunction with Ms. Hinderhofer’s retirement, National Bank Holdings also announced that it will reorganize its management team structure to ensure a seamless transition of Ms. Hinderhofer’s role, as well as a continued focus on delivering superior service to its clients. Thomas M. Metzger, in addition to continuing to serve as Market President for the Bank Midwest and Hillcrest Bank divisions, will assume the role of Chief of Enterprise Technology & Integration, leading the Company’s Enterprise Technology and Project Management departments. Other areas of Ms. Hinderhofer’s responsibilities will be allocated and transitioned to other senior leaders within the Company.

“As an experienced executive with over 39 years in banking, including significant experience from risk, operational and execution perspectives, Tom possesses both the energy and expertise to take on this additional role going forward, while maintaining a strong leadership presence for our Bank Midwest and Hillcrest Bank divisions,” stated Mr. Laney.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high-quality client service and committed to shareholder results. National Bank Holdings Corporation operates a network of 97 banking centers located in Colorado, the greater Kansas City region and Texas. Through its subsidiary, NBH Bank, N.A., it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado and Hillcrest Bank in Texas. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

Forward Looking Statements

This Press Release contains forward-looking statements. Any statements about NBHC’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. NBHC’s actual results could differ materially from those expressed in or contemplated by such forward-looking statements as a result of a variety of factors, including NBHC’s ability to complete the integration of the retirement center locations and the exit of the California banking centers on the anticipated timeline and at the expected cost and the factors that are more fully described in NBHC’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and NBHC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Brian Lilly, Chief Financial Officer, (720) 529-3315 blilly@nationalbankholdings.com
Media: Whitney Bartelli, SVP Director of Marketing, (816) 298-2203, whitney.bartelli@nbhbank.com